Exhibit 1(a)(2)

                                AARP GROWTH TRUST

                            Certificate of Amendment
                            ------------------------



     The undersigned, being a duly elected and acting Trustee of AARP Growth Trust (the "Trust"), a business trust organized pursuant to a Declaration of Trust (the "Declaration") dated June 8, 1984, as amended, does hereby certify that at a meeting of the Trustees of the Trust duly called and held on June 28, 1989, at which meeting a quorum was present and acting throughout, the following resolution was duly adopted by a vote of the Trustees, acting pursuant to
Article VIII, Section 8.3 of the Declaration:

     FURTHER RESOLVED, that the Declaration of Trust be, and it hereby is, further amended by changing the figure "$250" in Section 6.6 to "$500" and that a certificate of amendment be duly executed and filed with the Secretary of The Commonwealth of Massachusetts and the City Clerk of the City of Boston.

     IN WITNESS WHEREOF, the undersigned has, pursuant to Article X, Section
10.1 of the Declaration, this day executed this Certificate.

DATED: Sept. 15, 1989                        /s/George S. Johnston
                                             ---------------------
                                             Trustee


STATE OF NEW YORK
COUNTY OF New York    ,ss.


     Then personally appeared George S. Johnston, the above-named Trustee, who acknowledged the foregoing instrument to be his free act and deed.

                                          Before me,

                                          /s/Therese M. Meany
                                          -------------------

                                          Notary Public
                                          My Commission Expires:

                                          THERESE M. MEANY
                                          NOTARY PUBLIC, State of New York
                                          No. 41-2644550 - Queens County
                                          Certificate Filed in New York County
                                          Term Expires November 30, 1989